Exhibit 10.2

Letter Agreement

December 2, 2025

WHEREAS, the undersigned are parties to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of June 28, 2024, by and among TH INTERNATIONAL LIMITED, an exempted company with limited liability incorporated under the Laws of the Cayman Islands with registration number 336092 (the “Company”), Tim Hortons Restaurants International GmbH (the “THRI”), Pangaea Three Acquisition Holdings IV Limited (“P3AHIV”) and Pangaea Two Acquisition Holdings XXIIA Limited (“PTAHXXIIA” and together with P3AHIV, the “Cartesian Investors” and together with THRI, the “Investors” and “Holders”), as amended by that Amendment Agreement dated August 15, 2024 by and among the same parties.

WHEREAS, pursuant to the Securities Purchase Agreement, the Company has issued (i) Series A Convertible Subordinated Notes to each of the Investors (the “Series A Convertible Subordinated Notes”) and (ii) Series A-1 Convertible Subordinated Notes to the Cartesian Investors (the “Series A-1 Convertible Subordinated Notes” and together with the Series A Convertible Subordinated Notes, the “Convertible Subordinated Notes”);

WHEREAS, in connection with certain proposed transactions with its investors, it is contemplated that the Company will issue floating rate convertible senior secured notes due on September 30, 2029 (the “Convertible Senior Secured Notes”) pursuant to an indenture dated on or about the date hereof by and between the Company, Wilmington Savings Fund Society, FSB, as trustee and as security agent;

WHEREAS, the parties hereby wish to amend certain terms of each of the Convertible Subordinated Notes to extend the maturity date, amend the conversion rate and delete the mandatory conversion provision;

WHEREAS, the terms of the Convertible Subordinated Notes provide that any amendment, supplement or modification of or to any provision of the Convertible Subordinated Notes, shall be effective only if it is made or given in writing and signed by the Investor, on the one hand, and the Company, on the other hand.

NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

With effect on and from the date this letter is signed, the parties hereby agree that:

1.	The second sentence in the first recital of each of the Convertible Subordinates Notes shall be amended by deleting the words “or the Mandatory Conversion Event Date, provided that, in the case of the latter, the Conversion Requirements are true and correct on the applicable Mandatory Conversion Event Date”;

2.	Section 1(c) of each of the Convertible Subordinated Notes shall be amended by deleting the words “and (iii) the date of occurrence of a Mandatory Conversion Event, provided that, in the case of clause (iii), the Conversion Requirements are true and accurate as of such date or the Holder has waived the existence of any unmet Conversion Requirement”;

3.	The definition of “Maturity Date” in Section 2(a) of each of the Convertible Subordinated Notes shall be amended by deleting the words “June 28, 2027” as they appear in that definition and replacing them with the words “September 30, 2029”;

4.	Section 3(a) of the Series A-1 Convertible Subordinated Notes shall be amended in its entirety and replaced with “(a) Conversion Rate. The “Conversion Rate” shall equal 35.94 Ordinary Shares for each $100 converted; provided, however, that the Conversion Rate in effect from time to time shall be subject to adjustment as provided hereinafter. Fractional Ordinary Shares will not be issued. For the avoidance of doubt, such Conversion Rate has reflected the adjustment made for reverse stock split of the Company’s Ordinary Shares during the period from the Issue Date to December 2, 2025.”;

5.	Section 3(c) of each of the Convertible Subordinated Notes shall be amended by deleting the words “Mandatory Conversion. On the Mandatory Conversion Event Date (as defined below), all Outstanding Amounts will automatically be converted into fully paid and non-assessable Series A-2 Convertible Preferred Shares, free and clear from any liens and encumbrances, except those provided under the Memorandum and Articles of Association of the Company, at the Preferred Conversion Rate in effect at the time of conversion provided that the following conditions have been met (collectively, the “Conversion Requirements”):” and replacing them with the words “Conversion Requirements. The following conditions are collectively referred to as the “Conversion Requirements”:”

6.	Section 3(d) of each of the Convertible Subordinated Notes shall be deleted in its entirety and replaced with “(d) [Reserved]”; and

7.	Section 3(e)(1) of each of the Convertible Subordinated Notes shall be amended by deleting the words “either the (i) Conversion Effective Date or (ii) the Mandatory Conversion Event Date” and replacing them with the words “the Conversion Effective Date”.

For the avoidance of doubt, the parties hereby acknowledge that as a result of the above amendments relating to the deletion of the Mandatory Conversion provisions, with effect on and from the date hereof, each of the Convertible Subordinated Notes shall be convertible exclusively at the option of the holder thereof in accordance with the terms of the respective Convertible Subordinated Notes.

Except as set forth in this letter, all the terms and provisions of the Convertible Subordinated Notes shall continue in full force and effect. Upon the execution of this letter, each reference in the Convertible Senior Note to “this Note,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Convertible Senior Note as amended hereby, and each reference to the Convertible Senior Note in any other document, instrument or agreement executed or delivered in connection with the Convertible Senior Note shall mean and be a reference to the Convertible Senior Note as amended hereby.

This letter shall be binding upon each of the parties hereto and their respective successors and assigns.

This letter may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same letter. Counterparts may be delivered in person, by facsimile, or by electronic delivery format.

This letter and any claim, controversy, dispute, or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this letter shall be governed by, and construed in accordance with, the laws of the state of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

TH INTERNATIONAL LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first above written.

INVESTOR AND HOLDER:

TIM HORTONS RESTAURANTS INTERNATIONAL GMBH

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first above written.

INVESTOR AND HOLDER:

PANGAEA THREE ACQUISITION HOLDINGS IV LIMITED

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first above written.

INVESTOR AND HOLDER:

PANGAEA TWO ACQUISITION HOLDINGS XXIIA LIMITED

By:
Name:
Title: